SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               _____________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): August 5, 2002


                                 SLI, INC.
          --------------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)


           Oklahoma                     0-25848                73-1412000
(State or Other Jurisdiction of       (Commission            (IRS Employer
        Incorporation)                File Number)         Identification No.)


      500 Chapman Street, Canton, Massachusetts               02021
     -----------------------------------------------------------------------
          (Address of principal executive offices)           (zip code)


     Registrant's telephone number, including area code: (781) 828-2948


                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)





Item 5.  Other Events.

         On August 8, 2002, SLI, Inc. (the "Company") issued a press release announcing that the New York Stock Exchange (the "NYSE") has suspended trading of the Company's common stock effective August 5, 2002. The NYSE halted trading in the Company's common stock on Thursday, August 1, 2002, pending a material news announcement from the Company. A copy of the press release issued is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.

(a)    Exhibits:

         Number            Description

         99.1     Press Release, dated August 8, 2002, of SLI, Inc.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SLI, Inc.


                                              By:  /s/ Robert J. Mancini
                                                   --------------------------
                                              Name:  Robert J. Mancini
                                              Title: Chief Financial Officer



Date: August 9, 2002




                             INDEX TO EXHIBITS

         Number                     Description

         99.1     Press Release, dated August 8, 2002, of SLI, Inc.





                                                               Exhibit 99.1

                         [LETTERHEAD OF SLI, INC.]

                  SLI, Inc. Confirms Suspension of Trading

Contact:    Frank M. Ward                           Robert J. Mancini
            Chairman and CEO                        Chief Financial Officer


CANTON, Mass., August 8, 2002 - SLI Inc., (NYSE: SLI) today confirmed that the New York Stock Exchange ("NYSE") announced on August 5, 2002 that the common stock of SLI, Inc. should be suspended immediately. Under the rules of the NYSE, the Company has a right to a review of this determination by a Committee of the Board of Directors of the NYSE.

The Company also confirmed that the NYSE application to the Securities and Exchange Commission to delist the issue is pending the completion of applicable procedures, including any appeal by the Company of the NYSE staff's decision.

The Company continues to explore all available alternatives to restructuring its existing debt and addressing its current liquidity issues.

SLI Inc., based in Canton, MA, is a vertically integrated designer, manufacturer and seller of lighting systems, which are comprised of lamps and fixtures. The Company offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, LED and special lamps). They also offer a comprehensive range of fixtures. The Company serves a diverse international customer base and markets, has 31 plants in 30 countries and operates throughout the world. SLI, Inc. is also the #1 global supplier of miniature lighting products for automotive instrumentation.

Statements in this release may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties that may affect the company's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors and risks that may affect the company's future results are: the company's ability to successfully: amend, restructure and/or renegotiate its existing credit facilities or cure or receive a waiver of the events of default under its credit facilities; the failure of which may result in the company filing a voluntary petition for bankruptcy; continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, vendors and suppliers, employees and customers given the company's financial condition; access alternative sources of financing if it is unable to amend, restructure and/or renegotiate its credit agreements; limit the amount of time the company's management and officers devote to restructuring its existing operations and credit facilities and exploring strategic alternatives in order to also allow them to run the company's business and implement its business strategy; retain its key senior managers and other employees; avoid net losses which could require the company to find additional sources of financing to fund its operations, implement its financial and business strategies, meet anticipated capital expenditures, research and development costs and financing commitments; implement its business strategy of reducing expenses and improving cash flow; retain its key customers and limit the company's vulnerability to general adverse economic conditions; sell and market its products worldwide; as well as manage other uncertainties and risk factors, including those described from time to time in the company's filings with the Securities and Exchange


Commission, including its Annual Report on Form 10-K for the fiscal year ended December 30, 2001 and Quarterly Report on Form 10-Q for the period ended March 31, 2002.

For more information, visit our website: www.sliinc.com.